Exhibit 99.1
WM Technology, Inc. Reports Preliminary First Quarter 2026 Financial Results
Irvine, Calif. -- April 17, 2026 -- WM Technology, Inc. (“WM Technology” or the “Company”) (Nasdaq: MAPS), a leading marketplace and technology solutions provider to the cannabis industry, today announced its preliminary financial results for the first quarter ended March 31, 2026. The Company plans to report its full financial results for the first quarter ended March 31, 2026 after market close on May 11, 2026.
“Our first quarter performance represents a solid start to the year, reflecting continued execution against our priorities and the enduring value of the Weedmaps marketplace,” said Doug Francis, CEO and Chairman of WM Technology. “While we feel good about our performance, industry conditions remain challenging, which we believe limits the potential for growth of our core business in the absence of major regulatory change. As we announced last week, we plan to delist from Nasdaq, which we believe is the best strategic decision for the Company and its shareholders. Our first quarter performance shows that our business remains strong; however, we believe the optionality to expand our strategic scope is essential to the future of the Company, and our Nasdaq listing limits that optionality. We invite our shareholders to continue with us during this next phase of our Company and the industry. We remain hopeful that one day federal policy will catch up to the will of the people and permit cannabis companies to operate in a more regular way while listing on the major U.S. exchanges. We believe we are well-positioned to engage the industry, on our terms, and execute against new opportunities. Thank you to everyone who has supported us along the way, and to those continuing this journey with us.”
“Following our planned delisting from Nasdaq, we intend to trade on the OTCQX exchange operated by OTC Markets Group Inc. We plan to continue providing quarterly financial updates as required under SEC rules through the end of the year and plan to evaluate our go-forward reporting cadence after that,” said Susan Echard, Chief Financial Officer of WM Technology.
First Quarter 2026 Preliminary Financial Highlights
•Revenue is expected to be in the range of approximately $42 million to $44 million.
•Adjusted EBITDA is expected to be in the range of approximately $5 million to $7 million.
•Cash, Cash Equivalents, and Investments totaled approximately $57 million as of March 31, 2026.
The select preliminary results included above in this press release are based upon estimated preliminary financial results. The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial results, nor has it expressed any opinion or any other form of assurance on such results. These preliminary financial results are based upon information available to management as of the date of this press release. The Company’s actual results may differ from these results due to final adjustments and developments that may arise or information that may become available between now and the time the Company’s financial results for the quarter ended March 31, 2026 are finalized and included in the first quarter 2026 Form 10-Q. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.
The select preliminary results included above in this press release include the non-GAAP financial measure, Adjusted EBITDA. The Company is not readily able to provide a reconciliation of its preliminary Adjusted EBITDA to projected net income without unreasonable effort. For further information about how the Company calculates Adjusted EBITDA as well as limitations of their use, see the section titled “Use of Non-GAAP Financial Measures” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026.

Exhibit 99.1
About WM Technology
Founded in 2008, WM Technology operates Weedmaps, a leading cannabis marketplace for consumers, as well as a broad set of eCommerce and compliance software solutions for cannabis businesses and brands in U.S. state-legal markets. WM Technology holds a strong belief in the power of cannabis and the importance of enabling safe, legal access to consumers worldwide.
Over the past 18 years, the Weedmaps marketplace has become a premier destination for cannabis consumers to discover and browse cannabis-related products, access daily dispensary deals, order ahead for pick-up and delivery by participating retailers (where applicable) and learn about the plant. The Company also offers eCommerce-enablement tools designed to help cannabis retailers and brands reach consumers, create business efficiency, and manage industry-specific compliance needs.
Headquartered in Irvine, California, the Company is committed to advocating for full U.S. legalization, industry-wide social equity, and continued education about the plant through key partnerships and cannabis subject matter experts. Visit us at www.weedmaps.com.
Forward-Looking Statements
This press release includes “forward-looking statements” regarding the Company’s future business expectations which involve risks and uncertainties. Forward looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding preliminary estimates and forecasts of financial performance for the first quarter of 2026, the Company’s strategy, intentions to voluntarily delist its securities from Nasdaq and to deregister its Class A common stock and warrants under the Securities Exchange Act of 1934, as amended, and the anticipated timing and any anticipated results of such actions. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those related to the preliminary nature of the Company’s first quarter of 2026 financial information, which is subject to completion of normal quarter-ended accounting procedures and closing adjustments; market reactions or impacts resulting from the Company’s delisting and deregistration, including the impact on the Company’s liquidity and the price of its Class A common stock and warrants; the Company’s eligibility for and timing of quotation on the OTC markets; the possibility that trading in the Company’s securities on the OTC markets, if available, may be significantly less liquid and/or have greater price volatility; the Company’s financial and business performance, including key business metrics and any underlying assumptions thereunder; market opportunity and the Company’s ability to acquire new clients and retain existing clients; expectations and timing related to commercial product launches; success of the Company’s go-to-market strategy; the Company’s ability to scale its business and expand its offerings; the Company’s competitive advantages and growth strategies; the Company’s future capital requirements and sources and uses of cash; the impact of the material weaknesses in the Company’s internal controls and ability to remediate these material weaknesses in the timing the Company anticipates, or at all; the outcome of any known and unknown litigation and regulatory proceedings; changes in domestic and foreign business, market, financial, political and legal conditions; the effect of macroeconomic conditions, including but not limited to inflation, tariffs, public health crises, uncertain credit and global financial markets, past and potential future disruptions in access to bank deposits or lending commitments due to bank failures, current and potential future geopolitical events, including the military conflicts between Russia and Ukraine and in the Middle East, and the occurrence of a catastrophic event, including but not limited to severe weather, war, or terrorist attack; future global, regional or local economic and market conditions affecting the cannabis industry; the development, effects and enforcement of and changes to laws and regulations, including with respect to the cannabis and hemp industries; the Company’s ability to successfully capitalize on new and existing cannabis markets, including its ability to successfully monetize its solutions in those markets; the Company’s ability to manage future growth; the Company’s ability to effectively anticipate and address changes in the end-user market in

Exhibit 99.1
the cannabis industry; the Company’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform; the Company’s ability to maintain and grow its two-sided marketplace, including its ability to acquire and retain paying clients; the Company’s ability to continue to collect on outstanding receivables; the Company’s ability to realize the expected benefits of any strategic acquisitions; the effects of competition on the Company’s future business; the Company’s success in retaining or recruiting, or changes required in, officers, key employees or directors; cyber-attacks and security vulnerabilities; the possibility that the Company may be adversely affected by other economic, business or competitive and those factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026. If any of these risks materialize or these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts
Investor Relations:
investors@weedmaps.com
Media Contract:
press@weedmaps.com